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                                                                   EXHIBIT 10.34

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement"), dated October 5, 2005, is entered into by and between National Health Partners, an Indiana corporation (the "Company"), and R. Dennis Bowers, an individual resident of the Commonwealth of Pennsylvania ("Consultant").

                                   WITNESSETH:

         WHEREAS, Consultant desires to provide consulting services (collectively, "Consulting Services") to the Company and the Company desires to retain Consultant to provide such consulting services to the Company on mutually acceptable terms.

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound, the Company and Consultant agree as follows:

1. Retention. The Company hereby retains Consultant to provide certain consulting services to the Company for a term commencing on the date hereof and terminating on January 5, 2007 (the "Consulting Term"), and Consultant hereby accepts such engagement, pursuant to the terms and conditions set forth herein.

2. Independent Contractor. Consultant and the Company acknowledge and agree that the relationship hereunder created is one of an independent contractor and not one of employment. Consultant shall at all times during the Consulting Term act as an independent contractor and nothing hereunder shall be construed to be inconsistent with this relationship or status or create or imply a relationship of employer-employee between the Company and Consultant. Consultant shall not hold himself out to third parties as an employee or officer of the Company, and shall have no authority to bind or commit the Company, legally or otherwise. Except as expressly provided herein, the Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to him by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant's performance of consulting services hereunder. Company and Consultant shall report any and all payments made by Company pursuant to this Agreement to the appropriate governmental agencies in a manner consistent with Consultant's status as an independent contractor.

3. Compensation. The Company hereby agrees to provide Consultant with the following payments in consideration of his agreement to provide the Consulting
Services:


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         (a) The Company shall make fifteen (15) monthly payments (each a
"Monthly Payment") to Consultant on the terms provided herein. The first Monthly Payment shall be made on the date that is eight (8) days after the date this Agreement is fully executed by the parties. The remaining fourteen (14) monthly payments shall be made on the 22nd day of each month commencing October 22, 2005 and ending November 22, 2006. In the Company's sole and absolute discretion, Monthly Payments may be paid: (i) in cash, or (ii) in shares of common stock, $.001 par value per share ("Common Stock"), of the Company so long as such shares have been registered for immediate resale to the public on a registration statement on Form S-8, the average of the closing bid and asked prices for the Company's Common Stock over the immediately preceding 10-day trading period has averaged at least $.50 per share, and the fair market value of the shares of Company Common Stock that have traded over the immediately preceding 10-day period has averaged $50,000 per trading day (to be determined by: (x) for each individual trading day, multiplying the total number of shares traded on such trading day by the average of the closing bid and asked prices for the Company's Common Stock on such trading day, (y) adding together the totals obtained in (x) for each trading day, and (z) dividing the total obtained in (y) by the total number of shares traded over the 10-day period). If the Company wishes to pay a Monthly Payment in shares of Common Stock but is unable to meet all of the conditions of subsection (ii) of the preceding sentence, the Company must pay the Monthly Payment in cash. If the Company elects to pay the Monthly Payment in cash, the amount of the Monthly Payment shall be $9,500. If the Company elects to pay the Monthly Payment in shares of Common Stock, the number of shares of Common Stock to be issued by the Company to the Consultant shall be the number determined by dividing: (i) $10,000, by (ii) the Fair Market Value (as defined below) of one share of Common Stock on the day prior to the issuance of such shares. The Company's decision to pay a Monthly Payment in cash or in shares of Common Stock in one month shall not be binding upon the Company for any subsequent month; the Company shall have the sole and absolute power to decide whether to pay a particular Monthly Payment in cash or in shares of Common Stock when the Company makes the Monthly Payment to Consultant. If the Company elects to pay a Monthly Payment in shares of Common Stock, the Company shall deliver the shares to Consultant or, at Consultant's direction, to a brokerage designated by Consultant, by noon on the day the Monthly Payment is due.

         For purposes of this Section 3(a), the "Fair Market Value" for any day shall be determined as follows:

                  (i) If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock as reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported;

                  (ii) If the Common Stock is admitted to trading on a United States national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; or

                  (iii) If the Common Stock is traded in the over-the-counter market and not on NASDAQ, the NASDAQ National Market System or any United States national securities exchange, the Fair Market Value shall be the average of the mean between the last bid and ask prices per share as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices of the Common Stock as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose for the most recent day for which such prices were reported.

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         (b) Consultant shall be entitled to receive commissions on the terms and subject to the conditions set forth in Section 5 hereof.

4. Termination.

         (a) Termination by Consultant.

                  (i) This Agreement may be terminated by Consultant at any time for any reason subject only to the provisions of this Section 4. If this Agreement is terminated by Consultant pursuant to this Section 4(a), the Company shall pay Consultant the full amount of any fees owing to Consultant in accordance with Section 3 hereof through the effective date of such termination and shall thereafter be under no further obligation to provide any payment to Consultant hereunder.

                  (ii) If the Company breaches Section 3(a) of this Agreement and does not cure such breach within ten (10) business days of the date such breach occurred, Consultant may terminate this Agreement and each of the agreements set forth on Exhibit A attached hereto.

         (b) Termination by the Company.

                  (i) If Consultant breaches any provision of this Agreement and does not cure such breach within ten (10) business days of the date such breach occurred, this Agreement may be terminated by the Company, provided, however, that the Company shall continue making all payments to Consultant in the manner set forth in Section 3 hereof notwithstanding such breach, and provided further, that if it is established in a court of law that Consultant committed such breach, Consultant shall then reimburse the Company for all payments made to Consultant that were: (x) payable to Consultant after the date of such breach, in the case of Section 3(a), or (y) earned by Consultant after the date of such breach, in the case of Section 3(b).

                  (ii) If Consultant:

                           (x) revokes his acceptance of any of the agreements set forth on Exhibit A attached hereto; or

                           (y) breaches any of Sections 1, 3, 5, 6 or 7 of the Separation and Settlement Agreement, dated on or about the date hereof, by and between the Company and Consultant, and does not cure such breach within ten (10) business days of the date such breach occurred, this Agreement may be terminated by the Company, in which event the Company shall pay Consultant the full amount of any fees owing to Consultant in accordance with Section 3 hereof through the effective date of such termination and shall thereafter be under no further obligation to provide any payment to Consultant hereunder.

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         (c) Death of Consultant. This Agreement shall terminate on the date of
Consultant's death, in which event the Company shall pay Consultant's estate the full amount of any fees owing to Consultant in accordance with Section 3 hereof through the date of Consultant's death and shall thereafter be under no further obligation to provide any payment to Consultant's estate hereunder.

5. Commissions and Non-Compete.

         (a) During the Consulting Term, Consultant agrees:

                  (i) Not to build a discount point of service network or national healthcare savings network similar to the Company's CARExpress national healthcare savings network ("CARExpress") which would compete with CARExpress.

                  (ii) Not to compete with the Company or to divert business away from the Company which the Company presently contracts to provide.

                  (iii) Not to dissuade or attempt to dissuade any of the Company's current contracted clients or providers to limit or discontinue business with the Company.

                  (iv) Not to market products of the Company to the corporate clients of the Company listed on Exhibit B of this Agreement, or any of their current and former parents, affiliates or subsidiaries, current or former principals, officers, directors, partners, relatives, business associates or related parties, without the written consent of the Chief Executive Officer of the Company. In the event the Company chooses to not purchase a particular new product or pursue a particular transaction presented to it by Consultant, Consultant shall be free to market such product or transaction to any other person or company, and any such actions by Consultant shall not be considered a breach of any provision of this Agreement.

                  (v) The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Consultant agrees that damages are an inadequate remedy for any breach of such provisions and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions. If Consultant shall violate
         Section 5(a), the duration of Section 5(a) shall be extended automatically as against Consultant for a period equal to the period during which the Consultant shall have been in violation of Section 5(a). The covenants contained in Section 5(a) are deemed to be material and the Company is entering into this Agreement in reliance upon such covenants.

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         (b) Consultant agrees to market the Company's products to any of
Consultant's prospective clients which could be utilizing a discount point of service network, either as a stand-alone program or blended with insurance or other benefit programs. However, if a client decides for any reason not to choose to use the Company's product (e.g. for reasons of pricing, customer service, or capability) or has already contracted with another point of service network which is a competitor to the Company, then Consultant shall not be held responsible for such decision and may freely integrate the competitor's product into Consultant's other product offerings. The Company agrees not to refuse permission to Consultant unless the product being sold is in direct competition with the Company or would otherwise materially harm the Company economically.

         (c) As an incentive for Consultant to comply with the non-compete provisions set forth in Section 5(a) above, the Company will pay aggregate commissions equal to 50% of the gross revenues received by the Company from sales of Company products generated by Consultant's client accounts provided they are sold at the Company's suggested retail rates. Such commissions shall be paid by the Company to Consultant or, at Consultant's direction, in whole or in part to such other brokers, sub-brokers or other persons that have earned a commission in connection with such sales. In no event shall the aggregate commissions payable by the Company under this Section 5(c) in connection with such sales exceed 50% of the gross revenues received by the Company from such sales. Should a lower selling price be required, then the Company and Consultant will mutually agree upon a reduced fee and commission schedule. The Company will also facilitate with Consultant a private-labeled link to the CARExpress web site for a one-time fee of $400, to be effective within 30 calendar days of the date hereof.

         (d) Both Consultant and the Company acknowledge that prior to the termination of Consultant's employment with the Company, Consultant had made formal presentations to prospective clients for Company product sales. A list of such prospective clients is attached as Exhibit C to this Agreement. If Consultant should succeed in selling Company products to any of these clients, then Consultant agrees to accept and the Company agrees to pay a lesser aggregate commission of only 40% of the gross revenues received by the Company from sales of Company products to or through these prospective clients. Such commissions shall be paid by the Company to Consultant or, at Consultant's direction, in whole or in part to such other brokers, sub-brokers or other persons that have earned a commission in connection with such sales. In no event shall the aggregate commissions payable by the Company under this Section 5(d) in connection with such sales exceed 40% of the gross revenues received by the Company from such sales.

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         (e) The decision of whether to purchase any new product or pursue any transaction Consultant presents to the Company shall be made by the Company in its sole and absolute discretion. In the event the Company chooses to not purchase a particular new product or pursue a particular transaction presented to it by Consultant, Consultant shall be free to market such product or transaction to any other person or company, and any such actions by Consultant shall not be considered a breach of any provision of this Agreement. Except as otherwise provided in Section 4, upon the termination or expiration of this Agreement, Consultant shall thereafter be entitled to receive the commissions described under this Section 5 for a period of three years. Upon the completion of such three-year period, Consultant shall thereafter be entitled to receive reduced commissions equal to 85% of the commissions otherwise payable hereunder for a period of two years. Upon the completion of such two-year period, the Company shall thereafter be under no further obligation to provide any payment to Consultant. Except as otherwise provided herein, unless agreed to in writing by the Chief Executive Officer of the Company, in no event shall Consultant be entitled to receive any commission of any kind with respect to any new product which the Company was in the process of developing prior to the date hereof, with respect to any proposed transaction for which the Company had taken any action prior to the date hereof, or with respect to any transaction with any person with whom the Company had made contact with prior to the date hereof. In the event any terms of this Section 5(e) are inconsistent with any terms of any of subsections (a) through (d) of Section 5, then this Section 5(e) shall govern as to such terms.

6. Business Property.

         (a) Company Business Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items, customer lists, health care provider lists, lists of prospective customers, and contracts relating to the Company's business that Consultant shall prepare or receive from the Company and all Company Confidential Information (as defined in Section 7(a) below) shall remain the Company's sole and exclusive property ("Company Business Property"). For the purpose of this Agreement, "Company Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, which Consultant knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Upon termination of this Agreement, Consultant shall promptly return to the Company all property of the Company in his possession, including Company Business Property. Consultant further represents that he will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of Consultant's duties hereunder. Consultant additionally represents that, upon termination of this Agreement, he will not retain in his possession any such Company Business Property.

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         (b) Consultant Business Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items, customer lists, health care provider lists, lists of prospective customers, and contracts relating to Consultant's business that the Company shall prepare or receive from Consultant and all Consultant Confidential Information (as defined in Section 7(b) below) shall remain Consultant's sole and exclusive property ("Consultant Business Property"). For the purpose of this Agreement, "Consultant Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, which the Company knows or has reason to know Consultant would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Upon termination of this Agreement, the Company shall promptly return to Consultant all property of Consultant in its possession, including Consultant Business Property. The Company further represents that it will not copy or cause to be copied, print out, or cause to be printed out any Consultant Business Property other than as specifically authorized and required in the performance of the Company's duties hereunder. The Company additionally represents that, upon termination of this Agreement, it will not retain in its possession any such Consultant Business Property.

7. Protection of Confidential Information.

         (a) Company Confidential Information. Consultant understands that his consulting arrangement with the Company creates a relationship of trust and confidence between Consultant and the Company. Consultant will not use or disclose, or allow anyone else to use or disclose, any Company Confidential Information (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Consultant's duties hereunder or as may be specifically authorized in advance by appropriate officers of the Company. "Company Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, which Consultant knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Consultant will keep Company Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Company Confidential Information that has become known to the public generally through no fault or breach of Consultant or that the Company regularly gives to third parties without restriction on use or disclosure.

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         (b) Consultant Confidential Information. The Company understands that its consulting arrangement with Consultant creates a relationship of trust and confidence between the Company and Consultant. The Company will not use or disclose, or allow anyone else to use or disclose, any Consultant Confidential Information (as defined below) relating to Consultant, his products, services, suppliers or customers except as may be necessary in the performance of the Company's duties hereunder or as may be specifically authorized in advance by Consultant. "Consultant Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, which the Company knows or has reason to know Consultant would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. The Company will keep Consultant Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Consultant Confidential Information that has become known to the public generally through no fault or breach of the Company or that Consultant regularly gives to third parties without restriction on use or disclosure.

8. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  If to the Company:

                           National Health Partners, Inc.
                           120 Gibraltar Road, Suite 107
                           Horsham, PA 19044
                           Attn: Chief Executive Officer

                  If to the Consultant:

                           R. Dennis Bowers P.O. Box 94 Lahaska, PA 18974

9. Miscellaneous.

         (a) Legal Proceedings. The parties agree that in the event one party breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract. The nonprevailing party in such legal proceedings shall reimburse the prevailing party for the reasonable costs and expenses, including attorneys, fees, incurred.

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         (b) Non-Disparagement. The Company and Consultant shall not engage in any conduct or make any statement that would disparage the other or their respective business interests in any way.

         (c) Injunctive Relief. Consultant and the Company hereby agree and acknowledge that in the event of a breach or threatened breach of this Agreement by Consultant or the Company, as the case may be, the Company or Consultant, as the case may be, may suffer irreparable harm and monetary damages alone would not adequately compensate the Company or Consultant, as the case may be. Accordingly, the Company or Consultant, as the case may be, will therefore be entitled to injunctive relief to enforce this Agreement.

         (d) Survival. Notwithstanding any termination of this Agreement, the obligations of the Company and Consultant under Sections 5(a), 6 and 7 hereof shall survive and remain in full force and effect in accordance with their respective terms.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in, the Commonwealth of Pennsylvania, and in the event of such election the parties hereto consent to the jurisdiction and venue of said courts.

         (f) Captions. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties.

         (g) Counterparts. This Agreement may be executed in counterparts and delivered via fax, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         (h) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto regarding the Consulting Services and cancels all previous negotiations, agreements, commitments, and writings regarding the Consulting Services. Neither of the parties hereto has relied upon any representation made by or on behalf of the other party and the same are not enforceable except to the extent set forth in writing in this Agreement.

                  [Remainder of page intentionally left blank]




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



                                         /s/  R. Dennis Bowers
                                         --------------------------------------
                                         R. Dennis Bowers


                                         NATIONAL HEALTH PARTNERS, INC.


                                         By:  /s/  Roger H. Folts
                                              ---------------------------------
                                              Roger H. Folts
                                              Chief Financial Officer



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                                Omitted Exhibits

         The following exhibits to the Consulting Agreement have been omitted:

           Exhibit                        Exhibit Description
           -------                        -------------------

              A                           List of Agreements
              B                           Certain Company Customers
              C                           Certain Consultant Contacts

         The Company agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.